UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC 510 Madison Avenue, 9th Floor New York, New York 10022

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, Adrian Pound resigned as Chief Financial Officer and Treasurer of World Gold Trust Services, LLC, or WGTS, the Sponsor of the SPDR® Gold Trust. His resignation did not arise from any disagreement on any matter relating to the operations, policies or practices of the SPDR® Gold Trust.

On March 10, 2015, the Board of Directors of WGTS appointed Samantha McDonald as the Chief Financial Officer of WGTS, with immediate effect.

Ms. McDonald, age 44, has served as the Finance and Operations Manager of WGC USA, Inc., an affiliate of the Sponsor since October 21, 2013. Ms. McDonald was previously employed by Roubini Global Economics, or RGE, from November 2011 until October 2013. During her tenure at RGE, Ms. McDonald was the VP of Finance and was responsible for the planning, operating performance and leadership of the financial accounting and administrative functions. Prior to this, Ms. McDonald was the Controller at GTIS Partners, a global real estate investment firm, from December 2009 to November 2011. She has also been the CFO for Software Technology, Inc., a provider of Education Data Management solutions to the K-12 market from June 2002 to May 2008.

Ms. McDonald earned her Bachelor of Science degree in Accounting from Auburn University and received her Master in Accounting degree from the University of South Alabama. She is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2015	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ William Rhind
Name: William Rhind Title: Chief Executive Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of World Gold Trust Services, LLC.